Exhibit 99.1

Investor Contact:	Tripp Sullivan	Media Contact:	Joy Sutton
	SCR Partners		(615) 587-7728
	(615) 760-1104		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings Increases Credit Facility

Increases Incremental Borrowing Capacity by $50 Million and Retains $75 Million Accordion Feature

BRENTWOOD, Tenn. – (July 14, 2016) AAC Holdings, Inc. (NYSE: AAC) announced it has increased its senior secured credit facility from $121.25 million to $171.25 million, consisting of a $50 million revolving credit facility and a $121.25 million term loan. The facility is scheduled to mature in March 2020 and bears interest at LIBOR plus a margin between 2.25% to 3.25% or a base rate plus a margin between 1.25% and 2.25%, in each case depending on the Company’s leverage ratio. The facility has an accordion feature that provides for an additional $75 million of borrowing capacity under the credit facility, subject to certain consents and conditions, including obtaining additional commitments from lenders.

The facility is led by Bank of America with Merrill Lynch, Pierce, Fenner & Smith and SunTrust Robinson Humphrey as Joint Bookrunners and Joint Lead Arrangers and includes BMO Harris Bank, Raymond James, Hancock / Whitney, Texas Capital, Capital Bank, Reliant Bank and Franklin Synergy.

Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings, noted, “The support of our bank group has been instrumental in providing the funding that allows us to continue our growth plan and delivering on the passion and commitment for treating individuals and families struggling with addiction. This additional borrowing capacity will enable us to move forward with growing our de novo pipeline and pursuing acquisition opportunities that further our strategy of diversification by geography, payor mix and treatment modalities. We welcome the addition of new syndicate members Hancock / Whitney, Capital Bank and Franklin Synergy and greatly appreciate the increased credit support from our existing bank members.”

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We operate substance abuse treatment facilities located throughout the United States. These facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter @AAC_Tweet.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries, “Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point of care and definitive lab testing; (iv) our failure to successfully achieve growth through acquisitions and de novo expansions; (v) uncertainties regarding the timing of the closing of acquisitions; (vi) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of acquisitions; (vii) our failure to achieve anticipated financial results from prior or pending acquisitions; (viii) a disruption in our ability to perform diagnostic drug testing services; (ix) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and lab; (x) a disruption in our business related to the recent indictment of certain of our subsidiaries and current and former employees, including a former senior executive; (xi) our inability to agree on conversion and other terms for the balance of convertible debt; (xii) our inability to meet our covenants in our loan documents; (xiii) our inability to obtain senior lender consent to exceed the current $50 million limit in unsecured subordinated debt; (xiv) our inability to integrate newly acquired facilities; (xv) a disruption to our business and reputational and potential economic risks associated with the civil securities claims brought by shareholders; and (xvi) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.